Exhibit 99.1
News Release
Axalta Coating Systems 2001 Market Street Suite 3600 Philadelphia, PA 19103 USA	Contact Christopher Mecray D +1 215 255 7970 Christopher.Mecray@axalta.com

Immediate Release

Axalta Releases Third Quarter 2018 Results

Third Quarter 2018 Highlights:

•	Net sales of $1,139.3 million increased 4.4% year-over-year and 6.9% ex-FX impact

•
Net loss attributable to Axalta of $13.1 million versus net income of $54.9 million in Q3 2017; Adjusted net income attributable to Axalta of $77.5 million increased 19.2% versus $65.0 million in Q3 2017

•	Adjusted EBITDA of $234.7 million increased 12.0% from $209.5 million in Q3 2017

•	Continued sequential price capture in Performance Coatings, coupled with robust Refinish volume growth compared with Q3 2017
PHILADELPHIA, PA, October 25, 2018 - Axalta Coating Systems Ltd. (NYSE:AXTA) (“Axalta”), a leading global coatings company, announced its financial results for the third quarter ended September 30, 2018.
Third Quarter 2018 Consolidated Financial Results
Third quarter net sales of $1,139.3 million increased 4.4% year-over-year including 2.5% negative foreign currency impacts. Constant currency net sales increased 6.9% in the period, driven by volume growth of 4.0% including 0.4% acquisition contribution and 2.9% higher average selling prices. Third quarter net sales growth was positive in nearly all regions, including higher average prices in all regions except Asia Pacific, which saw ongoing lower average prices resulting from Light Vehicle in China.
Net loss attributable to Axalta was $13.1 million for the third quarter compared to net income of $54.9 million in Q3 2017. The decrease was primarily driven by the announced closure of our Mechelen, Belgium manufacturing facility and the associated accounting impacts coupled with ongoing Axalta Way productivity initiatives approved in Q3 2018. Third quarter Adjusted net income attributable to Axalta of $77.5 million increased 19.2% versus $65.0 million in Q3 2017.
Adjusted EBITDA of $234.7 million for the third quarter increased 12.0% versus $209.5 million in Q3 2017. This result was driven by strong contribution from volume growth and price and product mix benefits, which were partially offset by inflationary raw material costs and negative impacts from foreign currency as the U.S. dollar was relatively weaker compared to Q3 2017.
"Third quarter results were slightly above our expectations and previously provided guidance, and we are gratified by this result particularly given challenging elements of persistent input inflation, headwinds in certain emerging markets as well as renewed foreign exchange pressure," said Robert W. Bryant, Axalta’s interim Chief Executive Officer. "As expected, we saw a clear return to growth in Refinish, including double digit net sales growth in North America, which reflected fairly favorable year-over-year comparisons but also continued underlying share gains. We also witnessed strong pricing and product mix benefits in Performance Coatings overall from both end-markets. In Transportation Coatings, we saw volume growth in the quarter from our Light Vehicle end-market, including new product launches that started this year. While price and product mix does remain a headwind in Light Vehicle year to date, we continue to discuss with customers our need to cover the significant cost inflation we have absorbed this year and last. Our cost reduction efforts through our Axalta Way program are continuing and have been an important contributor to results so far in 2018 and helpful in offsetting cost inflation."

Performance Coatings Results
Performance Coatings third quarter net sales were $755.0 million, an increase of 8.9% year-over-year including a 2.2% negative currency impact. Constant currency net sales increased 11.1% in the period, driven by 10.5% organic sales growth with both price and volume contributing equally, while acquisitions contributed 0.6%. Refinish end-market net sales increased 11.5% to $440.7 million in Q3 2018 (increased 13.9% excluding foreign currency) with significantly positive pricing coupled with mid-single digit volume growth. Industrial end-market net sales increased 5.4% to $314.3 million (increased 7.2% excluding foreign currency), including positive pricing across all regions and modest overall organic volume growth, including strength in North America and ongoing growth in Asia Pacific, offset in part by weaker performance in EMEA and Latin America.
The Performance Coatings segment generated Adjusted EBITDA of $176.4 million in the third quarter, a year-over-year increase of 30.6%. Positive price and product mix, drop through impact of volume growth, and small contributions from acquisitions were partially offset by higher raw material costs and modest translational impacts from foreign exchange headwinds. Third quarter segment Adjusted EBITDA margin of 23.4% was higher than 19.5% in the prior year as productivity and price capture continue to accelerate, offsetting previous raw material headwinds.
Transportation Coatings Results
Transportation Coatings net sales were $384.3 million in Q3 2018, a decrease of 3.5% year-over-year, including a 3.1% negative currency impact. Constant currency net sales decreased 0.4% in the period including a 1.5% volume increase, offset by 1.9% lower price and product mix effect.
Light Vehicle net sales decreased 3.4% to $299.2 million year-over-year (increased 0.1% excluding foreign currency), driven by moderately higher volumes, offset by lower average price and mix. Commercial Vehicle net sales decreased 4.0% to $85.1 million versus last year (decreased 2.2% excluding foreign currency), including lower volumes in EMEA and Asia Pacific and stable volume in North America and Latin America. Average price and product mix were largely flat.
Transportation Coatings generated Adjusted EBITDA of $58.3 million in Q3 2018, a decrease of 21.6% versus Q3 2017, driven by lower average price and product mix and higher raw material costs, offset partly by increased volume drop-through. Segment Adjusted EBITDA margin of 15.2% in Q3 2018 compared with 18.7% in Q3 2017.
Balance Sheet and Cash Flow Highlights
We ended the quarter with cash and cash equivalents of $588.1 million. Our debt, net of cash, was $3.3 billion as of September 30, 2018, which is consistent with net debt at June 30, 2018. Axalta repurchased 1.7 million shares of its common stock in the third quarter of 2018 for total consideration of $49.8 million. Share repurchases through the nine-months ended September 30, 2018 were 5.1 million for total consideration of $153.5 million.
Third quarter operating cash flow totaled $124.5 million versus $212.3 million in the corresponding quarter of 2017, reflecting weaker working capital results partially due to timing of collections, raw material inflation impacts on inventory, and upfront investments with several customers in conjunction with attractive long-term contractual commitments. Free cash flow, calculated as operating cash flow less capital expenditures, totaled $89.6 million after capital expenditures of $34.9 million compared to $182.5 million after capital expenditures of $29.8 million in the third quarter of 2017.
“Axalta's third quarter results met our expectations in terms of mid-single digit top line growth, solid double digit Adjusted EBITDA growth, and strong associated margins up 140 basis points,” said Sean Lannon, Axalta's interim Chief Financial Officer. “While pleased with this performance and meeting expectations year-to-date, we face renewed headwinds from incremental foreign exchange translation effects, and we are monitoring higher oil prices and somewhat slower auto sales globally in key markets. We remain focused on achieving pricing offsets to the raw material and other inflation that remains a key source of cost pressure, and also continue to execute on productivity measures to ensure competitiveness across all of our end-markets. Overall, including these factors, the balance of the year appears to fall moderately below the lower end of our previous guidance range, as reflected in our updated guidance.”

2018 Guidance Update
We are updating our previous outlook for the full year 2018 as follows:

•	Net sales growth of ~8% as-reported; ~7% ex-FX, including acquisition contribution of ~3%

•	Adjusted EBITDA of $935-950 million

•	Interest expense of ~$165 million

•	Income tax rate, as adjusted, of 18-20%

•	Free cash flow range of $330-350 million

•	Capital expenditures of ~$160 million

•	Depreciation and amortization of ~$370 million

•	Diluted shares outstanding of ~244 million
Conference Call Information
As previously announced, Axalta will hold a conference call to discuss its third quarter 2018 financial results on Thursday, October 25th, at 8:00 a.m. ET. The U.S. dial-in phone number for the conference call is (877) 407-0784 and the international dial-in number is +1 (201) 689-8560. A live webcast of the conference call will also be available online at http://axalta.com/investorcall. For those unable to participate in the conference call, a replay will be available through November 1, 2018. The U.S. replay dial-in phone number is (844) 512-2921 and the international replay dial-in number is +1 (412) 317-6671. The replay passcode is 1368 4092.
Cautionary Statement Concerning Forward-Looking Statements
This release may contain certain forward-looking statements regarding Axalta and its subsidiaries including our 2018 full year outlook, which includes net sales growth, currency effects, acquisition contribution, Adjusted EBITDA, interest expense, income tax rate, as adjusted, free cash flow, capital expenditures, depreciation and amortization, and diluted shares outstanding. All of these statements are based on management’s expectations as well as estimates and assumptions prepared by management that, although they believe to be reasonable, are inherently uncertain. These statements involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of Axalta’s control that may cause its business, industry, strategy, financing activities or actual results to differ materially. More information on potential factors that could affect Axalta's financial results is available in the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" section within Axalta's most recent annual report on Form 10-K, and in other documents that we have filed with, or furnished to, the U.S. Securities and Exchange Commission. Axalta undertakes no obligation to update or revise any of the forward-looking statements contained herein, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures
The historical financial information included in this presentation includes financial information that is not presented in accordance with generally accepted accounting principles in the United States (“GAAP”), including constant currency net sales growth, income tax rate, as adjusted, EBITDA, Adjusted EBITDA, free cash flow, net debt and Adjusted net income. Management uses these non-GAAP financial measures in the analysis of our financial and operating performance because they assist in the evaluation of underlying trends in our business. Adjusted EBITDA consists of EBITDA adjusted for (i) non-cash items included within net income, (ii) items Axalta does not believe are indicative of ongoing operating performance or (iii) nonrecurring or infrequent items that have not occurred within the last two years or we believe are not reasonably likely to recur within the next two years. We believe that making such adjustments provides investors meaningful information to understand our operating results and ability to analyze financial and business trends on a period-to-period basis. Adjusted net income shows the adjusted value of net income (loss) attributable to controlling interests after removing the items that are determined by management to be items that we do not consider indicative of our ongoing operating performance or unusual or nonrecurring in nature. Our use of the terms constant currency net sales growth, income tax rate, as adjusted, EBITDA, Adjusted EBITDA, free cash flow, net debt and Adjusted net income may differ from that of others in our industry. Constant currency net sales growth, income tax rate, as adjusted, EBITDA, Adjusted EBITDA, free cash flow, net debt and Adjusted net income should not be considered as alternatives to net sales, net income (loss), income (loss) before operations or any other performance measures derived in accordance with GAAP as measures of operating performance or operating cash flows or as measures of liquidity. Constant currency net sales growth, income tax rate, as adjusted, EBITDA, Adjusted EBITDA, free cash flow, net debt and Adjusted net income have important limitations as analytical tools and should be considered in conjunction with, and not as substitutes for, our results as reported under GAAP. This presentation includes a reconciliation of certain non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP. Axalta does not provide a reconciliation for non-GAAP estimates for constant currency net sales growth, Adjusted EBITDA, income tax rate, as adjusted, or free cash flow on a forward-looking basis because the information necessary to calculate a meaningful or accurate estimation of reconciling items is not available without unreasonable effort. For example, such reconciling items include the impact of foreign currency exchange gains or losses, gains or losses that are unusual or nonrecurring in nature, as well as discrete taxable events. We cannot estimate or project these items and they may have a substantial and unpredictable impact on our GAAP results.
Segment Financial Measures
The primary measure of segment operating performance is Adjusted EBITDA, which is a key metric that is used by management to evaluate business performance in comparison to budgets, forecasts and prior year financial results, providing a measure that management believes reflects Axalta’s core operating performance. As we do not measure segment operating performance based on net income, a reconciliation of this non-GAAP financial measure with the most directly comparable financial measure calculated in accordance with GAAP is not available.
About Axalta Coating Systems
Axalta is a global leader in the coatings industry, providing customers with innovative, colorful, beautiful and sustainable coatings solutions. From light vehicles, commercial vehicles and refinish applications to electric motors, building facades and other industrial applications, our coatings are designed to prevent corrosion, increase productivity and enhance durability. With more than 150 years of experience in the coatings industry, the 14,000 people of Axalta continue to find ways to serve our more than 100,000 customers in 130 countries better every day with the finest coatings, application systems and technology. For more information, visit axalta.com and follow us @axalta on Twitter.

Financial Statement Tables
AXALTA COATING SYSTEMS LTD.
Condensed Consolidated Statements of Operations (Unaudited)
(In millions, except per share data)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Net sales	$1,139.3	$1,091.8	$3,511.6	$3,188.1
Other revenue	6.7	4.5	18.6	16.5
Total revenue	1,146.0	1,096.3	3,530.2	3,204.6
Cost of goods sold	759.1	702.5	2,328.9	2,033.9
Selling, general and administrative expenses	293.4	246.5	745.8	717.1
Venezuela deconsolidation charge	—	—	—	70.9
Research and development expenses	17.0	16.6	54.3	48.6
Amortization of acquired intangibles	28.7	26.8	86.9	72.3
Income from operations	47.8	103.9	314.3	261.8
Interest expense, net	39.8	37.7	118.5	109.1
Other expense, net	5.5	7.8	11.4	27.9
Income before income taxes	2.5	58.4	184.4	124.8
Provision for income taxes	14.1	2.1	47.9	21.5
Net income (loss)	(11.6)	56.3	136.5	103.3
Less: Net income attributable to noncontrolling interests	1.5	1.4	4.8	5.1
Net income (loss) attributable to controlling interests	$(13.1)	$54.9	$131.7	$98.2
Basic net income (loss) per share	$(0.05)	$0.23	$0.55	$0.41
Diluted net income (loss) per share	$(0.05)	$0.22	$0.54	$0.40
Basic weighted average shares outstanding	238.7	240.7	239.9	240.5
Diluted weighted average shares outstanding	238.7	245.8	244.2	246.2

AXALTA COATING SYSTEMS LTD.
Condensed Consolidated Balance Sheets (Unaudited)
(In millions, except per share data)
	September 30, 2018	December 31, 2017
Assets
Current assets:
Cash and cash equivalents	$588.1	$769.8
Restricted cash	2.8	3.1
Accounts and notes receivable, net	958.2	870.2
Inventories	618.6	608.6
Prepaid expenses and other	128.5	63.9
Total current assets	2,296.2	2,315.6
Property, plant and equipment, net	1,325.0	1,388.6
Goodwill	1,248.0	1,271.2
Identifiable intangibles, net	1,388.1	1,428.2
Other assets	503.5	428.6
Total assets	$6,760.8	$6,832.2
Liabilities, Shareholders’ Equity
Current liabilities:
Accounts payable	$533.5	$554.9
Current portion of borrowings	42.5	37.7
Other accrued liabilities	455.3	489.6
Total current liabilities	1,031.3	1,082.2
Long-term borrowings	3,852.0	3,877.9
Accrued pensions	271.0	279.1
Deferred income taxes	149.3	152.9
Other liabilities	111.1	32.3
Total liabilities	5,414.7	5,424.4
Commitments and contingencies
Shareholders’ equity
Common shares, $1.00 par, 1,000.0 shares authorized, 246.7 and 243.9 shares issued at September 30, 2018 and December 31, 2017, respectively	245.1	242.4
Capital in excess of par	1,399.4	1,354.5
Retained earnings (Accumulated deficit)	123.2	(21.4)
Treasury shares, at cost 7.1 and 2.0 shares at September 30, 2018 and December 31, 2017, respectively	(211.9)	(58.4)
Accumulated other comprehensive loss	(312.4)	(241.0)
Total Axalta shareholders’ equity	1,243.4	1,276.1
Noncontrolling interests	102.7	131.7
Total shareholders’ equity	1,346.1	1,407.8
Total liabilities and shareholders’ equity	$6,760.8	$6,832.2

AXALTA COATING SYSTEMS LTD.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In millions)
	Nine Months Ended September 30,
	2018	2017
Operating activities:
Net income	$136.5	$103.3
Adjustment to reconcile net income to cash used for operating activities:
Depreciation and amortization	274.9	255.9
Amortization of deferred financing costs and original issue discount	5.8	6.1
Debt extinguishment and refinancing related costs	8.4	13.0
Deferred income taxes	(1.8)	(21.7)
Realized and unrealized foreign exchange (gains) losses, net	16.2	(1.4)
Stock-based compensation	27.5	30.5
Asset impairments	—	7.6
Loss on deconsolidation of Venezuela	—	70.9
Net interest income on swaps designated as net investment hedges	(5.9)	—
Other non-cash, net	(3.9)	6.9
Changes in operating assets and liabilities:
Trade accounts and notes receivable	(119.5)	(44.5)
Inventories	(51.8)	(37.6)
Prepaid expenses and other	(127.9)	(79.9)
Accounts payable	45.4	34.2
Other accrued liabilities	(33.6)	(27.8)
Other liabilities	75.2	(9.1)
Cash provided by operating activities	245.5	306.4
Investing activities:
Acquisitions	(79.2)	(559.3)
Investment in non-controlling interest	(26.9)	—
Purchase of property, plant and equipment	(109.5)	(87.2)
Reduction of cash due to Venezuela deconsolidation	—	(4.3)
Purchase of intangibles	—	(0.5)
Net interest proceeds on swaps designated as net investment hedges	5.9	—
Other investing activities	5.2	4.6
Cash used for investing activities	(204.5)	(646.7)
Financing activities:
Proceeds from long-term borrowings	468.9	456.4
Payments on short-term borrowings	(33.8)	(7.0)
Payments on long-term borrowings	(505.1)	(12.4)
Financing-related costs	(4.9)	(9.9)
Dividends paid to noncontrolling interests	(1.0)	(2.7)
Purchase of treasury stock	(147.8)	(58.4)
Proceeds from option exercises	17.2	19.9
Deferred acquisition-related consideration	(6.0)	(5.2)
Cash (used for) provided by financing activities	(212.5)	380.7
Decrease in cash	(171.5)	40.4
Effect of exchange rate changes on cash	(10.5)	13.5
Cash at beginning of period	772.9	538.1
Cash at end of period	$590.9	$592.0

Cash at end of period reconciliation:
Cash and cash equivalents	$588.1	$588.9
Restricted cash	2.8	3.1
Cash at end of period	$590.9	$592.0

The following table reconciles net income (loss) to EBITDA and Adjusted EBITDA for the periods presented (in millions):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Net income (loss)	$(11.6)	$56.3	$136.5	103.3
Interest expense, net	39.8	37.7	118.5	109.1
Provision for income taxes	14.1	2.1	47.9	21.5
Depreciation and amortization	92.8	88.6	274.9	255.9
EBITDA	135.1	184.7	577.8	489.8
Debt extinguishment and refinancing related costs (a)	—	0.6	8.4	13.0
Foreign exchange remeasurement losses (b)	7.0	3.5	8.7	8.3
Long-term employee benefit plan adjustments (c)	(0.4)	(0.1)	(1.4)	0.4
Termination benefits and other employee related costs (d)	82.4	5.8	80.2	6.6
Transition-related costs (e)	—	1.9	(0.2)	5.8
Offering and transactional costs (f)	0.8	0.5	1.1	6.1
Stock-based compensation (g)	9.4	9.2	27.5	30.5
Other adjustments (h)	0.4	0.8	1.2	3.5
Dividends in respect of noncontrolling interest (i)	—	(1.8)	(1.0)	(2.7)
Deconsolidation and site closure related impacts (j)	—	4.4	—	78.5
Adjusted EBITDA	$234.7	$209.5	$702.3	$639.8

(a)
During the nine months ended September 30, 2018 and September 30, 2017, we refinanced our term loans, which resulted in losses of $8.4 million and $13.0 million, respectively, including changes to estimates of $0.6 million for the three months ended September 30, 2017. We do not consider these to be indicative of our ongoing operating performance.

(b)
Eliminates foreign exchange losses resulting from the remeasurement of assets and liabilities denominated in foreign currencies, net of the impacts of our foreign currency instruments used to hedge our balance sheet exposures.

(c)	Eliminates the non-cash, non-service cost components of long-term employee benefit costs.

(d)
Represents expenses and associated changes to estimates related to employee termination benefits and other employee-related costs, which includes Axalta CEO recruitment fees. Employee termination benefits are associated with Axalta Way initiatives. These amounts are not considered indicative of our ongoing operating performance.

(e)
Represents integration costs and associated changes to estimates related to the 2017 acquisition of the Industrial Wood business that was a carve-out business from Valspar. These amounts are not considered indicative of our ongoing operating performance.

(f)	Represents acquisition-related expenses, including changes in the fair value of contingent consideration, which are not considered indicative of our ongoing operating performance.

(g)	Represents non-cash costs associated with stock-based compensation.

(h)
Represents certain non-operational or non-cash gains and losses unrelated to our core business and which we do not consider indicative of ongoing operations, including indemnity losses associated with the acquisition by Axalta of the DuPont Performance Coatings business, gains and losses from the sale and disposal of property, plant and equipment, gains and losses from the remaining foreign currency derivative instruments and from non-cash fair value inventory adjustments associated with our business combinations.

(i)
Represents the payment of dividends to our joint venture partners by our consolidated entities that are not 100% owned, which are reflected to show the cash operating performance of these entities on Axalta's financial statements.

(j)
During the nine months ended September 30, 2017, we recorded a loss in conjunction with the deconsolidation of our Venezuelan subsidiary and a non-cash impairment charge related to a real estate investment of $70.9 million. During the three and nine months ended September 30, 2017, we recorded non-cash impairment charges related to certain manufacturing facilities previously announced for closure of $4.4 million and $7.6 million, respectively. We do not consider these to be indicative of our ongoing operating performance.

The following table reconciles net income (loss) to adjusted net income for the periods presented (in millions):

	Three Months Ended September 30,		Nine months Ended September 30,
	2018	2017	2018	2017
Net income (loss)	$(11.6)	$56.3	$136.5	$103.3
Less: Net income attributable to noncontrolling interests	1.5	1.4	4.8	5.1
Net income (loss) attributable to controlling interests	(13.1)	54.9	131.7	98.2
Debt extinguishment and refinancing related costs (a)	—	0.6	8.4	13.0
Foreign exchange remeasurement losses (b)	7.0	3.5	8.7	8.3
Termination benefits and other employee related costs (c)	82.4	5.8	80.2	6.6
Transition-related costs (d)	—	1.9	(0.2)	5.8
Offering and transactional costs (e)	0.8	0.5	1.1	6.1
Deconsolidation and site closure related impacts (f)	4.2	4.4	4.2	83.3
Other (g)	—	1.2	—	3.7
Total adjustments	94.4	17.9	102.4	126.8
Income tax provision impacts (h)	3.8	7.8	4.1	21.5
Adjusted net income	$77.5	$65.0	$230.0	$203.5
Diluted adjusted net income per share	$0.32	$0.26	$0.94	$0.83
Diluted weighted average shares outstanding (1)	242.4	245.8	244.2	246.2
(1) For the three months ended September 30, 2018, represents what diluted shares would have been compared to the 238.7 million diluted shares, as reported, if the period had been in a net income position versus the reported loss.

(a)
During the nine months ended September 30, 2018 and September 30, 2017, we refinanced our term loans, which resulted in losses of $8.4 million and $13.0 million, respectively, including changes to estimates of $0.6 million for the three months ended September 30, 2017. We do not consider these to be indicative of our ongoing operating performance.

(b)
Eliminates foreign exchange losses resulting from the remeasurement of assets and liabilities denominated in foreign currencies, net of the impacts of our foreign currency instruments used to hedge our balance sheet exposures.

(c)
Represents expenses and associated changes to estimates related to employee termination benefits and other employee-related costs, which includes Axalta CEO recruitment fees. Employee termination benefits are associated with Axalta Way initiatives. These amounts are not considered indicative of our ongoing operating performance.

(d)
Represents integration costs and associated changes to estimates related to the 2017 acquisition of the Industrial Wood business that was a carve-out business from Valspar. These amounts are not considered indicative of our ongoing operating performance.

(e)	Represents acquisition-related expenses, including changes in the fair value of contingent consideration, which are not considered indicative of our ongoing operating performance.

(f)
During the nine months ended September 30, 2017, we recorded a loss in conjunction with the deconsolidation of our Venezuelan subsidiary and a non-cash impairment charge related to a real estate investment of $70.9 million. We recorded accelerated depreciation of $4.2 million during the three and nine months ended September 30, 2018 related to the anticipated closure of our Belgium manufacturing facility, and accelerated depreciation of $4.3 million during the nine months ended September 30, 2017 related to other manufacturing facilities previously announced for closure. During the three and nine months ended September 30, 2017, we recorded non-cash impairment charges related to certain manufacturing facilities previously announced for closure of $4.4 million and $7.6 million, respectively, and an impairment from an abandoned in-process research and development asset of $0.5 million for the nine months ended September 30, 2017. We do not consider these to be indicative of our ongoing operating performance.

(g)	Represents certain non-operational and non-cash costs, including fair value inventory adjustments associated with our business combinations, which we do not consider indicative of ongoing operations.

(h)
The income tax impacts are determined using the applicable rates in the taxing jurisdictions in which expense or income occurred and includes both current and deferred income tax expense (benefit) based on the nature of the non-GAAP performance measure. Additionally, the income tax impact includes the removal of discrete income tax impacts within our effective tax rate which were expenses of $9.6 million and $7.8 million for the three and nine months ended September 30, 2018, respectively. There were no discrete items removed from our income tax expense for the three and nine months ended September 30, 2017.